Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412    1,681,327,434
JPMORGAN CHASE & CO.                        13-3224016      937,413,041
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      959,502,226
BANK OF AMERICA SECURITIES LLC              56-2058405      907,145,018
MORGAN STANLEY CO INCORPORATED              13-2665598      837,116,828
CITIGROUP INC.                              52-1568099      655,219,825
DEUTSCHE BANK SECURITIES INC.               13-2730828      636,686,885
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166      304,900,085
RBS SECURITIES INC.                         13-3272275      239,264,483
GOLDMAN SACHS & CO.			    13-5108880      227,118,401



                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412       72,351,050
JPMORGAN CHASE & CO.                        13-3224016       58,930,657
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        8,408,270
BANK OF AMERICA SECURITIES LLC              56-2058405       39,411,181
MORGAN STANLEY CO INCORPORATED              13-2665598       11,517,815
CITIGROUP INC.                              52-1568099        3,825,264
DEUTSCHE BANK SECURITIES INC.               13-2730828       11,634,307
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166       11,704,843
RBS SECURITIES INC.                         13-3272275           73,213
GOLDMAN SACHS & CO.			    13-5108880        4,436,859



23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    7,802,254,107 D. Total Sales: 241,878,918

                               SCREEN NUMBER : 12